UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2010
FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota	55402-3232

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 612-758-5200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     Item 2.03 below is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On July 14, 2010, Fair Isaac Corporation (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with a group of institutional investors (the “Purchasers”) pursuant to which the Company issued and sold $245 million in senior unsecured notes (the “Senior Notes”) to the Purchasers in a private placement. The Company plans to use the proceeds for refinancing of existing debt obligations. Proceeds may also be used for other corporate purposes.
     The Senior Notes were issued in four series as follows:

	Aggregate Principal
Series	Amount	Interest Rate	Maturity Date
E	$60 million	4.72%	July 14, 2016
F	$72 million	5.04%	July 14, 2017
G	$28 million	5.42%	July 14, 2019
H	$85 million	5.59%	July 14, 2020
     Interest on the Senior Notes is payable semi-annually on January 14 and July 14 of each year, starting on January 14, 2011. The Company is required to pay the entire unpaid principal amount of each series of Senior Notes on the maturity date set forth above for such series. The Company may make optional prepayments of the Senior Notes, subject to certain limitations and the requirement to pay an additional make-whole amount in connection therewith.
     The Company is restricted in its borrowings and in general under the Note Purchase Agreement by certain financial covenants. The Company is required to maintain a fixed charge coverage ratio of not less than 2.50 to 1.00 and a consolidated indebtedness to EBITDA ratio of not more than 3.00 to 1.00. The Note Purchase Agreement also contains covenants typical of unsecured credit facilities. The Note Purchase Agreement includes customary default provisions that include a change of control of the Company or the Company’s default on other debt exceeding $25 million. If an event of default occurs, all outstanding obligations may become immediately due and payable.
     The foregoing description of the Note Purchase Agreement and the Senior Notes does not purport to be complete and is qualified in its entirety by reference to such documents, forms of which are filed as Exhibit 10.1 hereto and are incorporated by reference in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

10.1	Form of Note Purchase Agreement, dated July 14, 2010, between Fair Isaac Corporation and the Purchasers listed on Schedule A thereto, which includes as Exhibits 1-4 the form of Senior Note for each of Series E, F, G and H (excluding certain schedules and exhibits thereto, which Fair Isaac Corporation agrees to furnish to the Securities and Exchange Commission upon request).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION
By	/s/ Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel and Secretary

Date: July 19, 2010

EXHIBIT INDEX

Method
Exhibit	Description	of Filing

10.1	Form of Note Purchase Agreement, dated July 14, 2010, between Fair Isaac Corporation and the Purchasers listed on Schedule A thereto, which includes as Exhibits 1-4 the form of Senior Note for each of Series E, F, G and H (excluding certain schedules and exhibits thereto, which Fair Isaac Corporation agrees to furnish to the Securities and Exchange Commission upon request).	Filed Electronically